UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K
 _________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):  March 8, 2016

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TRUEBLUE, INC.

(Exact Name of Registrant as Specified in Its Charter)
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Washington
(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)
(253) 383-9101
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
 _________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2016, TrueBlue, Inc. (the “Company”) announced the resignation of directors Craig Tall (effective March 9, 2016) and Gates McKibbin and Tom McChesney (effective March 31, 2016).  In connection with these resignations, on March 11, 2016 the Board appointed William Goings and Stephen Robb to the Board, effective April 1, 2016, to serve as directors until the Company’s 2016 annual meeting of shareholders. Mr. Goings and Mr. Robb will stand for re-election at the shareholders meeting.
Mr. Goings has 34 years of global executive leadership experience in financial services, including banking and insurance. Goings most recently served as executive vice president, TD Bank Group and president, TD Insurance, which was the leading direct-to-consumer provider in Canada of insurance solutions. His international experience also includes serving as president of Genworth Financial’s life insurance operations and as CEO of GE Financial Insurance, Europe, a former subsidiary of GE Capital.  In connection with his election as a director of the Company, Mr. Goings was appointed to the Audit Committee and Corporate Governance Committee of the Board of Directors.
Mr. Robb was named executive vice president and Chief Financial Officer of The Clorox Company in 2014 after serving as SVP and CFO.  Prior to being named CFO, Mr. Robb served as VP of Global Finance. He joined Clorox in 1989 and is the senior executive responsible for strategic planning for the global company’s financial activities and investor relations. In connection with his election as a director of the Company, Mr. Robb was appointed to the Audit Committee and Corporate Governance Committee of the Board of Directors.
There are no arrangements or understandings between Mr. Goings or Mr. Robb and any other persons pursuant to which Mr. Goings or Mr. Robb was selected as a director. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Goings or Mr. Robb, or any member of their immediate family, has a direct or indirect material interest.
Mr. Goings and Mr. Robb will be entitled to receive the same compensation for service as directors as is provided to other non-employee directors of the Company (on a prorated basis for 2016), and will be able to participate in the Company’s Equity Retainer and Deferred Compensation Plan for Non-Employee Directors, in each case as described in more detail in the Company’s Proxy Statement for its 2016 Annual Meeting of Shareholders under the heading “Compensation of Directors.”
On March 14, 2016, the Company issued a press release announcing the resignation of Mr. Tall, Mr. McChesney and Ms. McKibbin from the Board, and the appointment of Mr. Goings and Mr. Robb, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.
Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

99.1            Press Release of the Company dated March 14, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)

Date: March 14, 2016	By:	/s/ JAMES E. DEFEBAUGH
James E. Defebaugh
Executive Vice President, General Counsel and Secretary